(BELL MICROPRODUCTS LOGO)


CONTACT: Eli Sayegh
         Director of Investor Relations
         Bell Microproducts Inc.
         (408) 451-1685
         ir@bellmicro.com

FOR IMMEDIATE RELEASE


           BELL MICROPRODUCTS REPORTS SECOND QUARTER FINANCIAL RESULTS
              GENERATES IMPROVEMENT IN GROSS MARGINS AND CONTINUED
                        REDUCTION IN OPERATING EXPENSES

SAN JOSE, CA--(July 29, 2003)-- Bell Microproducts Inc. (Nasdaq: BELM) today announced its financial results for the second quarter ended June 30, 2003.

Revenues for the second quarter of 2003 were $502.6 million, up 1% over last year's second quarter revenues of $497.7 million. Net loss for the quarter ended June 30, 2003 was $2.4 million, or $0.12 per share on 20.1 million basic shares. This compares with the June 30, 2002 pro forma net loss, which excludes special charges, of $4.5 million, or $0.23 per share on 19.3 million basic shares. The second quarter 2002 results include an after-tax special charge of $1.6 million. GAAP net loss for the second quarter of 2002 was $6.0 million or $0.31 per share.

Sales for the first six months of the current fiscal year were $1,035.3 million, up 1% as compared with sales of $1,020.6 million in the first six months of last year. Pro forma net loss for the first six months ended June 30, 2003 was $5.2 million, or $0.26 per share on 20.1 million basic shares, compared with pro-forma net loss for the first six months of 2002 of $4.1 million, or $0.22 per share on 18.7 million basic shares. Including special charges, GAAP net loss for the six months ended June 30, 2003 was $7.3 million or $0.36 per share, compared to GAAP net loss for the six months ended June 30, 2002 of $5.7 million or $0.30 per share.

Commenting on the second quarter performance, Don Bell, President and Chief Executive Officer of Bell Microproducts said, "Over the last few years we have experienced quarterly volatility in the supply-demand equation as the worldwide economies struggled. The second quarter was one of these quarters. Our sales in the second quarter grew sequentially in North America, but declined in Europe and Latin America. The quarter began with an excess supply of many of the products we sell. Demand in April and May was weak, resulting in low sales in these months. The month of June saw a release of pent up demand, and this increased demand, coupled with an improved balance of channel inventory, and fewer grey market products, resulted in June sales reaching the second highest level of any month in the Company's history. The June upturn was evident in Europe and the Americas."

Bell Microproducts Announces Q2 2003 Results                        Page 2 of 7
July 29, 2003


Mr. Bell added, "We are also pleased that the efforts we put into driving improved gross profit margins were effective, and margins increased sequentially both in absolute terms and as a percentage of sales. We are continuing to focus on gross profits, with the goal to make further improvements in future quarters."

OPERATING TRENDS

Gross profit margins increased sequentially to 7.8%. This compares to gross profit margins of 7.1% in the first quarter of 2003, and 8.0% in the second quarter of 2002. The increase in gross profit margins occurred in the solutions and components product segments.

Selling, general & administrative expenses were $38.0 million for the quarter ended June 30, 2003 as compared to $42.1 million in the second quarter of 2002 and $39.3 million in the first quarter of 2003. S, G & A expenses as a percentage of sales were 7.6% for the quarter ended June 30, 2003 as compared to 8.5% in the second quarter of 2002 and 7.4% in the first quarter of 2002.

Interest expense for the quarter ended June 30, 2003 was $4.2 million as compared to $4.4 million in the second quarter of 2002 and $4.0 million in the first quarter of 2003. Total debt was $212 million at June 30, 2003 as compared to $222 million at June 30, 2002 and $207 million at March 31, 2003.

Inventories were $203 million at June 30, 2003 as compared to $191 million at June 30, 2002 and $194 million at March 31, 2003. This resulted in inventory turns of 9.1 times in the second quarter of 2003, compared to 10.2 times in the first quarter of 2003.

Accounts Receivable were $274 million at June 30, 2003 as compared to $304 million at June 30, 2002 and $265 million at March 31, 2003. Days Sales Outstanding (DSO) was 49 at June 30, 2003 compared with 55 in the prior year and 45 at March 31, 2003. The increase in DSO at June 30, 2003 as compared to the quarter ended March 31, 2003 was the result of the increased sales in the month of June as compared to April and May 2003.

PROFITABILITY

"We are dedicated to improving our profitability performance in the short term", said Mr. Bell. "We are continuing our focus on reducing expenses, improving gross profit margins, and improving sales in strategic and profitable products. We expect further expense reductions in the next few quarters, which will result in additional earnings leverage as sales and gross margins improve."

MANAGEMENT DISCUSSION AND OUTLOOK

Mr. Bell concluded, "Historically, the second quarter is our weakest quarter of the year, and the fourth quarter our strongest. We are encouraged by the short term trends and we are optimistic that our performance will continue to improve in the third and fourth quarter. All our divisions were profitable during Q2, with the exception of Ideal/Europe that suffered a significant loss, and Latin America that had a small loss. Despite a significant sequential drop in revenue, Ideal/Europe improved gross margins in both absolute terms and as a percentage of sales. We are taking corrective actions, and we are

Bell Microproducts Announces Q2 2003 Results                        Page 3 of 7
July 29, 2003


optimistic that Ideal/Europe will return to profitability during the fourth quarter ending in December. We also believe that Latin America will be profitable in the third quarter ending in September. Our recovery plan includes continued focus on improving gross margins, management of our cost structure and asset base, and persistent focus on our strategic initiatives."

CONFERENCE CALL ON THE WEB

Bell Microproducts will host a conference call to discuss second quarter results at 11:00AM Eastern on Tuesday, July 29, 2003. A live Internet broadcast of the Company's conference call will be available via the Company's web site at www.bellmicro.com or through this direct link http://www.bellmicro.com/Investor/information/Conference_Calls.htm.

ABOUT PRO FORMA PRESENTATION

In addition to our consolidated financial results prepared under generally accepted accounting principles ("GAAP"), we use a pro forma measure of net income or loss that is equal to GAAP adjusted to exclude certain costs and expenses. Our pro forma presentation gives an indication of our performance before restructuring costs and special charges that are considered by management to be outside of our core distribution operating results. We compute pro forma results by adjusting GAAP net income or loss with the impact of cost of sales adjustments for discontinued product lines, and restructuring costs related to severance and benefits for involuntary employee terminations and vacated excess facilities. These measures are not in accordance with, or an alternative for GAAP and may be materially different from pro forma measures used by other companies. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

ABOUT BELL MICROPRODUCTS

Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The Company's offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world's largest storage-centric value-added distributors.

The Company's products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The Company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts' ISO 9002 facilities. Bell Microproducts markets and distributes more than 150 brand name product lines, as well as its own Rorke Data storage and Trademark(R) computer brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (CEMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the Company's SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Bell Microproducts Announces Q2 2003 Results                        Page 4 of 7
July 29, 2003



SAFE HARBOR STATEMENT

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of our expected growth rates, profitability and other future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: changing industry and economic conditions; changes in product supply, pricing, and customer demand; competition; other vagaries in the computer and electronic components markets; effects of recent restructuring initiatives; changes in relationships with key suppliers; availability of financing; foreign currency fluctuations and the other risks described from time to time in the Company's reports to the Securities and Exchange Commission (including the Company's Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements.

Bell Microproducts Announces Q2 2003 Results                        Page 5 of 7
July 29, 2003



                             BELL MICROPRODUCTS INC.
                                 Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                                 June 30, 2003  December 31, 2002
                                                                 -------------  -----------------
ASSETS
    Current assets:
      Cash                                                          $  1,077        $ 12,025
      Accounts receivable, net                                       273,788         277,305
      Inventories                                                    203,031         182,775
      Prepaid expenses and other current assets                       25,174          23,786
                                                                    --------        --------
               Total current assets                                  503,070         495,891
                                                                    --------        --------

    Property and equipment, net                                       44,290          50,761
    Goodwill and other intangibles                                    60,306          59,809
    Other assets                                                       7,322           7,730
                                                                    --------        --------
               Total assets                                         $614,988        $614,191
                                                                    ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                              $217,980        $211,881
      Borrowings under lines of credit                                 3,455           7,919
      Short-term note payable and current portion of
          long-term notes payable                                     20,894          23,458
      Other accrued liabilities                                       39,268          45,847
                                                                    --------        --------
               Total current liabilities                             281,597         289,105

    Borrowings under lines of credit                                 115,898         100,555
    Long-term notes payable                                           72,000          75,500
    Other long-term liabilities                                        3,021           3,182
                                                                    --------        --------
               Total liabilities                                     472,516         468,342
                                                                    --------        --------


    Shareholders' equity:
      Common Stock                                                   117,450         115,888
      Retained earnings                                               18,015          25,311
      Cumulative translation adjustment                                7,007           4,650
                                                                    --------        --------
               Total shareholders' equity                            142,472         145,849
                                                                    --------        --------

                                                                    --------        --------
      Total liabilities and shareholders' equity                    $614,988        $614,191
                                                                    ========        ========

Bell Microproducts Announces Q2 2003 Results                        Page 6 of 7
July 29, 2003



                             BELL MICROPRODUCTS INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                                        Three months ended June 30,      Six months ended June 30,
                                                            2003            2002            2003            2002
                                                        -----------     -----------     -----------     -----------
Net sales                                               $   502,638     $   497,713     $ 1,035,291     $ 1,020,641
Cost of sales                                               463,430         457,715         956,914         933,222
                                                        -----------     -----------     -----------     -----------
Gross profit                                                 39,208          39,998          78,377          87,419

Operating expenses:
    Selling, general and administrative expenses             37,968          42,096          77,242          84,792
    Restructuring costs                                          --              --              --              --
                                                        -----------     -----------     -----------     -----------
Total operating expenses                                     37,968          42,096          77,242          84,792

Income (loss) from operations                                 1,240          (2,098)          1,135           2,627
Interest expense                                             (4,185)         (4,408)         (8,204)         (8,471)
                                                        -----------     -----------     -----------     -----------

Loss before income taxes                                     (2,945)         (6,506)         (7,069)         (5,844)
Benefit from income taxes                                      (584)         (2,031)         (1,909)         (1,753)
                                                        -----------     -----------     -----------     -----------
Net loss                                                $    (2,361)    $    (4,475)    $    (5,160)    $    (4,091)
                                                        ===========     ===========     ===========     ===========

Loss per share
    Basic                                               $     (0.12)    $     (0.23)    $     (0.26)    $     (0.22)
                                                        ===========     ===========     ===========     ===========
    Diluted                                             $     (0.12)    $     (0.23)    $     (0.26)    $     (0.22)
                                                        ===========     ===========     ===========     ===========
Shares used in per share calculation
    Basic                                                    20,137          19,327          20,134          18,713
                                                        ===========     ===========     ===========     ===========
    Diluted                                                  20,137          19,327          20,134          18,713
                                                        ===========     ===========     ===========     ===========

Pro forma presentation does not include restructuring and special pre tax charges of $2,283 for the three months and six months ended June 30, 2002, and $2,926 for the six months ended June 30, 2003.

Bell Microproducts Announces Q2 2003 Results                        Page 7 of 7
July 29, 2003



                             BELL MICROPRODUCTS INC.
                            STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                                        Three months ended June 30,   Six months ended June 30,
                                                            2003          2002           2003            2002
                                                        ----------     ------------  -----------     -----------
Net sales                                                $ 502,638     $ 497,713     $ 1,035,291     $ 1,020,641
Cost of sales                                              463,430       457,715         958,457         933,222
                                                         ---------     ---------     -----------     -----------
Gross profit                                                39,208        39,998          76,834          87,419

Operating expenses:
     Selling, general and administrative expenses           37,968        42,096          77,242          84,792
     Restructuring costs                                        --         2,283           1,383           2,283
                                                         ---------     ---------     -----------     -----------
Total operating expenses                                    37,968        44,379          78,625          87,075

Income (loss) from operations                                1,240        (4,381)         (1,791)            344
Interest expense                                            (4,185)       (4,408)         (8,204)         (8,471)
                                                         ---------     ---------     -----------     -----------

Loss before income taxes                                    (2,945)       (8,789)         (9,995)         (8,127)
benefit from income taxes                                     (584)       (2,716)         (2,699)         (2,438)
                                                         ---------     ---------     -----------     -----------
Net loss                                                 $  (2,361)    $  (6,073)    $    (7,296)    $    (5,689)
                                                         =========     =========     ===========     ===========

Loss per share
     Basic                                               $   (0.12)    $   (0.31)    $     (0.36)    $     (0.30)
                                                         =========     =========     ===========     ===========
     Diluted                                             $   (0.12)    $   (0.31)    $     (0.36)    $     (0.30)
                                                         =========     =========     ===========     ===========
Shares used in per share calculation
     Basic                                                  20,137        19,327          20,134          18,713
                                                         =========     =========     ===========     ===========
     Diluted                                                20,137        19,327          20,134          18,713
                                                         ---------     ---------     -----------     -----------